EXHIBIT 99.1
                                                                   ------------


CONTACT:
Tammy Chase of Sun-Times Media Group, Inc., +1-312-321-3230 or tchase@suntimes.com



           SUN-TIMES MEDIA GROUP ANNOUNCES 2007 FIRST QUARTER RESULTS

            WILL DISCUSS 2007-2008 STRATEGIC PLAN ON MAY 16 WEBCAST

CHICAGO, May 8 -- Sun-Times Media Group, Inc. (NYSE: SVN) today reported a net loss of $4.8 million, or $0.06 per share, versus a restated net loss of $7.8 million, or $0.09 per share, in the first quarter of 2006. The 2006 net loss was restated to reflect an incremental gain of $3.9 million related to tax liabilities from the February 2006 sale of Canadian assets.

The first quarter 2007 loss from continuing operations was $4.8 million, or $0.06 per share, compared with a loss from continuing operations in the first quarter of 2006 of $26.6 million, or $0.29 per share. The improvement resulted from a legal settlement with a former officer of the Company, which was recognized as income in the first quarter of 2007. The impact of the settlement more than offset the impact of higher indemnification fees and lower revenues in the quarter.

"The newspaper environment clearly remains difficult," said Cyrus F. Freidheim, Jr., chief executive officer. "Nevertheless, we continue to believe in the vitality of the Sun-Times franchise and its employees. Initial response from readers and advertisers to the design and content changes introduced last month at the Chicago Sun-Times has been positive."

The Company plans to announce its strategic business plan for 2007 and 2008 in a presentation that will be webcast on May 16.

On April 26, 2007 the Company signed an agreement with the Canada Revenue Agency settling tax issues resulting from the disposition of certain Canadian operations in 2000. As a result, the Company expects to pay aggregate Canadian federal and provincial taxes and interest of approximately US $40 million, in respect to the disposition of assets. Though it is still in the process of assessing the impact of this settlement on its financial statements, the Company estimates that this settlement will result in a material reduction of its reserve for potential tax liabilities of between $560 million and $575 million, to be recorded in the second quarter of 2007.

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

REVIEW OF OPERATING RESULTS

Total operating revenues in the first quarter of 2007 were $91.3 million, versus $102.4 million in the year-ago period. Advertising revenues declined approximately 11 percent to $70.0 million versus $78.9 million in the 2006 period. Classified advertising was lower by $5.7 million, while retail and national advertising were lower by $2.6 million and $1.7 million, respectively. These declines were partially offset by a $1.1 million increase in Internet advertising revenue.

Circulation revenues were $19.6 million in the first quarter of 2007 compared with $21.0 million in 2006.

Total operating expenses in the first quarter were $85.6 million, down from $126.7 million a year earlier. This decline is due primarily to the legal settlement with a former officer of the Company, which offset significantly higher indemnification costs and fees in the quarter. The net effect was a recovery of $27.6 million in the first quarter of 2007, compared with an expense of $8.0 million in the first quarter of 2006.

Newsprint and ink expenses were $13.7 million in the first quarter of 2007, compared with $16.9 million in 2006, a decrease of $3.2 million, or 19 percent. Total newsprint consumption in the first quarter decreased approximately 18 percent versus 2006, while the average cost per metric ton of newsprint was approximately 1 percent lower.

Wages and benefits included in cost of sales declined slightly to $26.7 million from $27.4 million a year ago, reflecting the impact of workforce reductions offset by pay increases.

Other operating costs in the first quarter of 2007 declined to $14.4 million from $22.4 million a year ago, largely resulting from reduced severance expenses of $9.2 million following the reorganization of the Company in 2006.

Corporate expenses for the first quarter of 2007 were $15.5 million versus $9.4 million for the first quarter of 2006. The increase primarily reflects an adjustment of $5.0 million on the sale of newspaper operations (sold in prior years) and increased legal and professional fees of $3.4 million due to increased audit, compliance and other professional services. These increases were somewhat offset by a $2.0 million reduction in compensation expenses. As of March 31, 2006, the Company held $268.0 million in cash and cash equivalents.

ABOUT SUN-TIMES MEDIA GROUP

Sun-Times Media Group is dedicated to being the premier source of local news and information for the greater Chicago area. Its media properties include the CHICAGO SUN-TIMES and Suntimes.com as well as newspapers and Web sites serving 120 communities throughout the Chicago area. Further information can be found at http://www.thesuntimesgroup.com.

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

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect,"
"estimate," "project," "will be," "will continue," "will likely result" or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed by Sun-Times Media Group with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward- looking statements as a prediction of actual results.

CHARTS

Items affecting the Company's consolidated loss from continuing operations comprise:

                                                        Favorable/(Unfavorable)
                                                          YTD (in millions of
                                                                dollars)

Loss from continuing operations for period ended
March 31, 2006 .........................................        (26.6)
Operating revenue ......................................        (11.1)
Cost of sales ..........................................          4.2
Sales and Marketing ....................................          0.2
Other operating costs (excluding reorganization) .......         (1.0)
Reorganization costs ...................................          9.0
Indemnification, investigation and litigation costs. ...        (12.1)
Indemnification, investigation and litigation costs
recoveries .............................................         47.7
Corporate expenses .....................................         (6.1)
Income tax expense .....................................        (13.3)
Depreciation and amortization ..........................         (0.7)
Total other income (expense) ...........................          5.0

Loss from continuing operations for period ended
March 31, 2007 .........................................         (4.8)
                                                                 =====



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

                               SUN-TIMES MEDIA GROUP, INC. AND SUBSIDIARIES

                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                   MARCH 31, 2007 AND DECEMBER 31, 2006

                                                                                                      MARCH 31,   DECEMBER 31,
                                                                                                        2007         2006
                                                                                                    -----------   ------------
                                                                                                    (UNAUDITED)
                                                                                                           (IN THOUSANDS,
                                                                                                         EXCEPT SHARE DATA)
                                                    ASSETS
Current assets:
  Cash and cash equivalents .....................................................................   $   267,973    $   186,318
  Accounts receivable, net of allowance for doubtful accounts of $10,655 in 2007
    and $10,267 in 2006 .........................................................................        69,818         73,346
  Inventories ...................................................................................        10,539          9,643
  Escrow deposits and restricted cash ...........................................................        28,832         26,809
  Deferred income tax assets ....................................................................        47,313         34,672
  Other current assets ..........................................................................         8,135         62,135
                                                                                                    -----------    -----------
Total current assets ............................................................................       432,610        392,923
Loan to affiliate ...............................................................................        33,685         33,685
Investments .....................................................................................         7,003          6,422
Property, plant and equipment, net of accumulated depreciation of $134,146 in
  2007 and $133,595 in 2006 .....................................................................       169,971        178,368
Intangible assets, net of accumulated amortization of $44,378 in 2007 and
  $43,289 in 2006 ...............................................................................        91,502         92,591
Goodwill ........................................................................................       124,301        124,301
Prepaid pension benefit .........................................................................        51,736         49,645
Other assets ....................................................................................        18,444         21,924
                                                                                                    -----------    -----------
Total assets ....................................................................................   $   929,252    $   899,859
                                                                                                    ===========    ===========

                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current installments of long-term debt ........................................................   $       852    $       867
  Accounts payable and accrued expenses .........................................................       107,847        110,168
  Amounts due to related parties ................................................................         8,046          7,995
  Income taxes payable and other tax liabilities ................................................        40,000        627,385
  Deferred revenue ..............................................................................        10,605         10,698
                                                                                                    -----------    -----------
Total current liabilities .......................................................................       167,350        757,113
Long-term debt, less current installments .......................................................         6,032          6,041
Deferred income tax liabilities .................................................................        78,164         26,974
Other tax liabilities ...........................................................................       962,934        385,436
Other liabilities ...............................................................................        83,787         84,078
                                                                                                    -----------    -----------
Total liabilities ...............................................................................     1,298,267      1,259,642
                                                                                                    -----------    -----------
Stockholders' equity (deficit):
Class A common stock, $0.01 par value. Authorized 250,000,000 shares; 88,008,022 and 65,247,712 shares issued and outstanding, respectively, at March 31, 2007 and 88,008,022 and 64,997,456
  shares issued and outstanding, respectively, at December 31, 2006 .............................           880            880
Class B common stock, $0.01 par value. Authorized 50,000,000 shares; 14,990,000 shares issued and
  outstanding at March 31, 2007 and December 31, 2006 ...........................................           150            150
Additional paid-in capital ......................................................................       499,820        502,127
Accumulated other comprehensive income (loss):
  Cumulative foreign currency translation adjustments ...........................................         2,061          6,576
  Unrealized gain on securities .................................................................           190             66
  Pension adjustment ............................................................................       (43,732)       (43,412)
Accumulated deficit .............................................................................      (601,751)      (597,050)
                                                                                                    -----------    -----------
                                                                                                       (142,382)      (130,663)
Class A common stock in treasury, at cost -- 22,760,310 shares at March 31, 2007 and 23,010,566
  shares at December 31, 2006 ...................................................................      (226,633)      (229,120)
                                                                                                    -----------    -----------
Total stockholders' equity (deficit) ............................................................      (369,015)      (359,783)
                                                                                                    -----------    -----------
Total liabilities and stockholders' equity (deficit) ............................................   $   929,252    $   899,859
                                                                                                    ===========    ===========

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

                  SUN-TIMES MEDIA GROUP, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006

                                                                             THREE MONTHS ENDED
                                                                                  MARCH 31,
                                                                              2007         2006
                                                                           ---------    ---------
                                                                                (UNAUDITED)
                                                                               (IN THOUSANDS,
                                                                            EXCEPT PER SHARE DATA)
                                                                                         RESTATED
OPERATING REVENUE:
  Advertising ..........................................................   $  69,991    $  78,889
  Circulation ..........................................................      19,563       20,979
  Job printing .........................................................       1,027        2,088
  Other ................................................................         695          468
                                                                           ---------    ---------
  Total operating revenue ..............................................      91,276      102,424
OPERATING COSTS AND EXPENSES:
  Cost of sales:
  Wages and benefits ...................................................      26,662       27,416
  Newsprint and ink ....................................................      13,723       16,926
  Other ................................................................      18,816       19,058
                                                                           ---------    ---------
   Total cost of sales .................................................      59,201       63,400
                                                                           ---------    ---------
  Selling, general and administrative:
  Sales and marketing ..................................................      15,489       15,556
  Other operating costs ................................................      14,387       22,409
  Corporate expenses ...................................................      15,538        9,364
  Indemnification, investigation and litigation costs, net of recoveries     (27,619)       8,028
                                                                           ---------    ---------
   Total selling, general and administrative ...........................      17,795       55,357
                                                                           ---------    ---------
  Depreciation .........................................................       5,950        5,256
  Amortization .........................................................       2,651        2,681
                                                                           ---------    ---------
  Total operating costs and expenses ...................................      85,597      126,694
                                                                           ---------    ---------
OPERATING INCOME (LOSS) ................................................       5,679      (24,270)
                                                                           ---------    ---------
OTHER INCOME (EXPENSE):
  Interest expense .....................................................        (158)        (139)
  Interest and dividend income .........................................      10,314        4,216
  Other income (expense), net ..........................................        (504)         530
                                                                           ---------    ---------
Total other income (expense) ...........................................       9,652        4,607
                                                                           ---------    ---------
Income (loss) from continuing operations before income taxes ...........      15,331      (19,663)
Income taxes ...........................................................      20,154        6,930
                                                                           ---------    ---------
Loss from continuing operations ........................................      (4,823)     (26,593)
                                                                           ---------    ---------
Discontinued operations (net of income taxes):
  Earnings from operations of business segment disposed of .............          --          199
  Gain from disposal of business segment ...............................          --       18,639
                                                                           ---------    ---------
  Earnings from discontinued operations ................................          --       18,838
                                                                           ---------    ---------
Net loss ...............................................................   $  (4,823)   $  (7,755)
                                                                           =========    =========
Basic and diluted earnings (loss) per share:
  Weighted average shares outstanding ..................................      80,317       90,946
                                                                           =========    =========
  Loss from continuing operations ......................................   $   (0.06)   $   (0.29)
  Earnings from discontinued operations ................................          --         0.20
                                                                           ---------    ---------
  Net loss .............................................................   $   (0.06)   $   (0.09)
                                                                           =========    =========

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